Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Kinross Gold Corporation on Form F-10 of our Report of Independent Registered Public Accounting Firm dated February 10, 2015, on the financial statements of Kinross Gold Corporation, which comprise the consolidated balance sheets as at December 31, 2014 and December 31, 2013, the consolidated statements of operations, comprehensive loss, cash flows and equity for each of the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information, and our Report of Independent Registered Public Accounting Firm dated February 10, 2015 on the effectiveness of internal control over financial reporting which are incorporated by reference in the short form base shelf prospectus.

We also consent to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the prospectus.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

January 7, 2016

Toronto, Canada